As filed with the Securities and Exchange Commission on October 26, 2011

Registration No. 333-177144

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SABRA HEALTH CARE REIT, INC.

(Exact name of Registrant as specified in its charter)

Maryland	27-2560479
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

(888) 393-8248

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard K. Matros

Chairman, President and Chief Executive Officer

Sabra Health Care REIT, Inc.

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

(888) 393-8248

(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

COPY TO:

Andor D. Terner, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, California 92660

(949) 823-6900

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) of the Securities Act, check the following box    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company (as defined in Exchange Act Rule 12b-2).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 26, 2011

PROSPECTUS

$500,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

We may offer from time to time, in one or more series:

•	shares of our common stock;

•	shares of our preferred stock;

•	senior and/or subordinated debt securities;

•	warrants to purchase common stock, preferred stock and/or debt securities;

•	rights to purchase common stock, preferred stock and/or debt securities; and

•	units consisting of two or more of these classes or series of securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The specific plan of distribution for any securities to be offered will be provided in a prospectus supplement. If we use agents, underwriters or dealers to sell these securities, a prospectus supplement will name them and describe their compensation.

The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before you make an investment decision.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBRA.” On October 25, 2011, the closing sale price of our common stock, as reported on the NASDAQ Global Select Market, was $9.61 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 and the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of our common stock, preferred stock, debt securities, warrants, rights and units from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered (if other than common stock) and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated, or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” refer to Sabra Health Care REIT, Inc. and its subsidiaries on a consolidated basis.

ABOUT SABRA HEALTH CARE REIT, INC.

We were incorporated on May 10, 2010 as a wholly owned subsidiary of Sun Healthcare Group, Inc., or Old Sun, a provider of nursing, rehabilitative and related specialty healthcare services principally to the senior population in the United States. Pursuant to a restructuring plan by Old Sun, Old Sun restructured its business by separating its real estate assets and its operating assets into two separate publicly traded companies, which we refer to in this prospectus as the Separation. The Separation occurred by means of a spin-off transaction pursuant to which Old Sun distributed to its stockholders on a pro rata basis all of the outstanding shares of common stock of SHG Services, Inc., or New Sun. Immediately following the Separation, Old Sun merged with and into Sabra, with Sabra surviving the merger, which we refer to in this prospectus as the REIT Conversion Merger, and New Sun was renamed Sun Healthcare Group, Inc. Effective November 15, 2010, or the Separation Date, the Separation and REIT Conversion Merger were completed and Sabra and New Sun began operations as separate companies.

We did not have any operations prior to the Separation Date. Following the restructuring of Old Sun’s business and the completion of the Separation and REIT Conversion Merger, we became a self-administered, self-managed realty company that, directly or indirectly, owns and invests in real estate serving the healthcare industry.

As of June 30, 2011, our investment portfolio included 88 real estate properties (consisting of (i) 68 skilled nursing facilities, (ii) ten combined skilled nursing, assisted living and independent living facilities, (iii) five assisted living facilities, (iv) two mental health facilities, (v) one independent living facility, (vi) one continuing care retirement community, and (vii) one acute care hospital) and a mortgage note secured by a combined assisted living, independent living and memory care facility with 82 available beds located in Ann Arbor, Michigan. As of June 30, 2011, our real estate properties had a total of 9,793 licensed beds, or units, spread across 20 states. As of June 30, 2011, all of our real estate properties were leased under triple-net operating leases with expirations ranging from 10 to 24 years. In addition, on August 1, 2011, we closed the purchase of four skilled nursing facilities located in Delaware for $97.5 million.

We expect to continue to grow our portfolio through the acquisition of healthcare facilities, including skilled nursing facilities, senior housing facilities (which may include assisted living, independent living and continuing care retirement community facilities) and hospitals. As we acquire additional properties and expand our portfolio, we expect to further diversify by geography, asset class and tenant within the healthcare sector. For example, we expect to pursue the acquisition of medical office buildings and life science facilities (commercial facilities that are primarily focused on life sciences research, development or commercialization, including properties that house biomedical and medical device companies). We plan to be opportunistic in our healthcare real estate investment strategy by investing in assets that provide attractive opportunities for dividend growth and appreciation of asset values, while maintaining balance sheet strength and liquidity, thereby creating long-term stockholder value.

We are organized to qualify as a real estate investment trust, or REIT, and we intend to elect to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year beginning on January 1, 2011. We operate through an umbrella partnership, commonly referred to as an UPREIT structure, in which substantially all of our properties and assets are held by Sabra Health Care Limited Partnership, or the Operating Partnership, of which we are the sole general partner, or by subsidiaries of the Operating Partnership.

Our principal executive office is located at 18500 Von Karman Avenue, Suite 550, Irvine, CA 92612, and the telephone number of our principal executive office is (888) 393-8248.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. These documents may also be accessed on our website at www.sabrahealth.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede the information included or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

our Annual Report on Form 10-K for the year ended December 31, 2010 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 2, 2011, that were incorporated by reference into Part III of such Annual Report on Form 10-K);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011;

•

our Current Reports on Form 8-K filed on March 31, 2011, May 5, 2011 (with respect to Item 2.01, Item 9.01(a) and Exhibit 2.1 filed under Item 9.01(d) only), June 17, 2011, July 11, 2011 (with respect to Item 1.01, Item 8.01, Item 9.01(a) and Exhibit 2.1 filed under Item 9.01(d) only), July 19, 2011 (with respect to Item 8.01 only), and August 5, 2011, and our Current Reports on Form 8-K/A filed on July 11, 2011 and September 27, 2011; and

•	the description of our common stock contained in our Current Report on Form 8-K, filed on October 3, 2011, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of this offering, other than documents or information deemed furnished and not filed in accordance with SEC rules.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Investor Relations: Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, or by telephone request to (888) 393-8248.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference contain “forward-looking” information as that term is defined by the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include all statements regarding the expected future financial position, results of operations, cash flows, liquidity, financing plans, business strategy, budgets, expected amounts and timing of quarterly dividends and other distributions, outcomes and costs of litigation, projected expenses and capital expenditures, competitive position, growth opportunities and potential acquisitions, plans and objectives of management for future operations, and compliance with and changes in governmental regulations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may,” and other similar expressions, although not all forward-looking statements contain these identifying words.

Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following:

•	our dependence on New Sun until we are able to further diversify our portfolio;

•	our ability to qualify and maintain our status as a REIT;

•	the sufficiency of our cash or liquid assets to satisfy distribution requirements as a REIT;

•	changes in general economic conditions and volatility in financial and credit markets;

•	the significant amount of our indebtedness;

•	covenants in our debt agreements that may restrict our ability to make acquisitions, incur additional indebtedness and refinance indebtedness on favorable terms;

•	increases in market interest rates;

•	our ability to pursue and complete acquisitions and the costs and management attention required to do so;

•	the impact of healthcare reform legislation on our business;

•	the impact of reductions in the Centers for Medicare & Medicaid Services reimbursement on the business of our tenants;

•	the relatively illiquid nature of real estate investments;

•	competitive conditions in our industry;

•	the loss of key management personnel;

•	uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; and

•	our relationship with New Sun, including the possibility of disputes between us and New Sun and the risk of unfavorable tax treatment as a result of such relationship.

We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement. We caution you that any forward-looking statements made in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference are not guarantees of future performance and you should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or any other document incorporated by reference into this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, as well as other information we include or incorporate by reference in this prospectus and in the applicable prospectus supplement. See “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES

The table below presents our consolidated ratio of earnings to fixed charges for each of the periods indicated. We computed these ratios by dividing earnings by fixed charges. For this purpose, earnings consists of pre-tax net income before fixed charges. Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and estimated interest within rental expense. The ratios are based solely on historical financial information and no pro forma adjustments have been made.

Six Months Ended June 30, 2011	Period from November 15, 2010 through December 31, 2010
1.22x	1.06x

There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges.

USE OF PROCEEDS

When we offer particular securities, we will describe in a prospectus supplement relating to the securities offered how we intend to use the proceeds from their sale. We may invest funds not required immediately for such purposes in short-term investment grade securities.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock as set forth in our charter and bylaws, which govern the rights of holders of our common stock. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 125,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of October 25, 2011, 36,868,248 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of common stock will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and the provisions of our charter that restrict transfer and ownership of our stock, the holders of shares of our common stock generally are entitled to receive dividends on such stock out of assets legally available for distribution to the stockholders when, as and if authorized by our board of directors and declared by us. The holders of shares of common stock are also entitled to share ratably in our net assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities.

Subject to the rights of any other class or series of our stock and the provisions of our charter that restrict transfer and ownership of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders, including the election of directors, and the holders of shares of common stock possess the exclusive voting power.

Holders of shares of common stock generally have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter that restrict transfer and ownership of our stock, all shares of common stock have equal dividend, liquidation and other rights.

Preferred Stock

Under our charter, our board of directors may from time to time establish and cause us to issue one or more classes or series of preferred stock from time to time. Prior to the issuance of shares of each series, the board of directors is required by the Maryland General Corporation Law, or MGCL, and our charter to adopt resolutions and file Articles Supplementary with the State Department of Assessments and Taxation of Maryland. The Articles Supplementary fix for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption, including, but not limited to, the following:

•	the title and stated value of the preferred stock;

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions);

•	dividend rights and rates;

•	dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and, unless otherwise stated in a prospectus supplement relating to the series of preferred stock being offered, will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the specific terms of each series of our preferred stock, including the price at which the preferred stock may be purchased, the number of shares of preferred stock offered, and the terms, if any, on which the preferred stock may be convertible into common stock or exchangeable for other securities.

Power to Reclassify Unissued Shares

Our board of directors has the power, without stockholder approval, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series, to authorize us to issue additional authorized but unissued shares of common stock or preferred stock and to classify and reclassify any unissued shares of common stock or preferred stock into other classes or series of stock, including one or more classes or series of common stock or preferred stock that have priority with respect to voting rights, dividends or upon liquidation over shares of common stock. Prior to the issuance of shares of each new class or series, our board of directors will be required by the MGCL and our charter to set, subject to the provisions of our charter regarding restrictions on transfer and ownership of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series of stock.

Restrictions on Transfer and Ownership of Stock

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In addition, rent from related-party tenants (generally, a tenant of a REIT that is 10% or more owned, actually or constructively, by the REIT, or that is a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code. To qualify as a REIT, we must satisfy other requirements as well. See “Material U.S. Federal Income Tax Considerations—Taxation of Our Company.”

Our charter contains restrictions on the transfer and ownership of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or more than 9.9% in value of our outstanding stock. These limits are collectively referred to as the “ownership limits.” The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.9% of our outstanding common stock or less than 9.9% of our outstanding stock, or the acquisition of an interest in an entity that owns, actually or constructively, our stock, could, nevertheless, cause the acquiror, or another individual or entity, to own constructively shares of our outstanding stock in excess of the ownership limits.

Our board of directors may, upon receipt of certain representations, covenants and undertakings and in its sole and absolute discretion, prospectively or retroactively, exempt a person from the ownership limits or establish a different limit on ownership, or an excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limits would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. As a condition of granting a waiver of the ownership limits or creating an excepted holder limit, our board of directors may, but is not required to, require an IRS ruling or opinion of counsel satisfactory to our board of directors (in its sole discretion) as it may deem necessary or advisable to determine or ensure our status as a REIT. Our board of directors may only reduce any excepted holder limit with the written consent of such excepted holder or pursuant to the terms and conditions of the agreements entered into with the stockholder in connection with the establishment of the excepted holder limit.

Our board of directors may also, from time to time, increase or decrease the ownership limits unless, after giving effect to the increased or decreased ownership limits, five or fewer persons could beneficially own or constructively own, in the aggregate, more than 49.9%

in number or value of our outstanding stock or we would otherwise fail to qualify as a REIT. Decreased ownership limits do not apply to any person or entity whose ownership of stock is in excess of the decreased ownership limits until the person or entity’s ownership of stock equals or falls below the decreased ownership limits, but any further acquisition of stock would be in violation of the decreased ownership limits.

Our charter also prohibits:

•

any person from beneficially or constructively owning shares of our stock to the extent such beneficial or constructive ownership would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT;

•	any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons;

•

any person from beneficially or constructively owning shares of our stock to the extent such beneficial or constructive ownership would result in our constructively owning 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code; and

•

any person from constructively owning shares of our stock to the extent such constructive ownership would cause any “eligible independent contractor” that operates a “qualified health care property” on behalf of a “taxable REIT subsidiary” of ours (as such terms are defined in Sections 856(d)(9)(A), 856(e)(6)(D)(i) and 856(l) of the Code, respectively) to fail to qualify as such.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits, or any of the other restrictions on transfer and ownership of stock, and any person who is the intended transferee of shares of stock that are transferred to the charitable trust described below, will be required to give us immediate written notice and, in the case of a proposed transaction, at least 15 days’ prior written notice and to provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The provisions of our charter regarding restrictions on transfer and ownership of stock do not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would violate any of the other restrictions described above will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. We will appoint the trustee of the trust, who will be unaffiliated with us and any proposed transferee of the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Shares of our stock held in the trust will be issued and outstanding shares. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restrictions on transfer and ownership of stock, then the transfer of the shares will be null and void.

The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion, to rescind as void any vote cast by a proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our board of directors or a committee thereof determines in good faith that a proposed transfer or other event has taken place that violates the restrictions on transfer and ownership of stock set forth in our charter, then our board of directors or such committee may take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer; provided, however, that any transfer or other event in violation of the above restrictions shall automatically result in the transfer to the trust described above, and, where applicable, such transfer or other event shall be null and void as provided above irrespective of any action or non-action by our board of directors or any committee or designee thereof.

Shares of stock transferred to the trustee will be deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a devise or gift, the market price of such stock at the time of such devise or gift) and (ii) the market price of such stock on the date we, or our designee, accepts such offer. We will have the right to accept such offer until the trustee has sold the shares held in the charitable trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will be required to distribute the net proceeds of the sale to the proposed transferee and any distributions held by the trustee with respect to such shares to the charitable beneficiary. We may reduce the amount payable to the proposed transferee by the amount of dividends and distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

If we do not buy the shares, the trustee will be required, within 20 days of receiving notice from us of a transfer of shares to the trust, to sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits, or the other restrictions on transfer and ownership of stock. After selling the shares, the trustee will be required to distribute to the proposed transferee an amount equal to the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held by the trust (e.g., in the case of a gift, devise or other such transaction), the market price of such stock on the day of the event causing the shares to be held by the trust and (ii) the price received by the trustee (net of any commissions and other expenses) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sales proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If the proposed transferee sells such shares prior to the discovery that such shares have been transferred to the trustee, then (i) such shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for such shares that exceeds the amount that such proposed transferee would have received if such shares had been sold by the trustee, such excess shall be paid to the trustee upon demand.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on transfer and ownership described above.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, will be required to give us written notice stating the person’s name and address, the number of shares of each class and series of stock that the person beneficially owns, a description of the manner in which the shares are held and any additional information that we request in order to determine the effect, if any, of the person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who holds shares of our stock for a beneficial owner or constructive owner will be required to, on request, disclose to us in writing such information as we may request in order to determine the effect, if any, of the stockholder’s actual and constructive ownership of stock on our status as a REIT and to comply, or determine our compliance, with the requirements of any governmental or taxing authority.

The restrictions on transfer and ownership described above could have the effect of delaying, deferring or preventing a change of control in which holders of shares of our stock might receive a premium for their shares over the then-prevailing price.

Certain Provisions of Maryland Law and of our Charter and Bylaws

In addition to the ownership limits, certain provisions of our charter and bylaws may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of shares of our common stock might receive a premium for their shares over the then prevailing market price of those shares of which such holders might believe to be otherwise in their best interests. The following paragraphs summarize a number of these provisions, as well as selected provisions of the MGCL.

Our Board of Directors

Our charter and bylaws provide that the number of directors of our company may be established by our board of directors, but may not be fewer than the minimum number required by the MGCL nor more than nine. Currently, we have five directors. We have elected to be subject to certain provisions of the MGCL, as a result of which our board of directors has the exclusive power to fill vacancies on the board of directors.

Each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Under our charter, there is no cumulative voting in the election of our board of directors. Our bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of shares affirmatively voted “against” that nominee in order for that nominee to be elected.

Removal of Directors

Our charter provides that, subject to the rights of holders of any class or series of stock separately entitled to elect or remove one or more directors, a director may be removed with or without cause, by the affirmative vote of a majority of the combined voting power of all classes of stock entitled to vote in the election of directors, voting as a single class.

Amendments to Our Charter and Bylaws and Approval of Extraordinary Actions

Under Maryland law, a Maryland corporation generally cannot amend its charter, merge, consolidate, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these actions by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that the affirmative vote of at least a majority of the votes entitled to be cast on the matter will be required to approve all charter amendments or extraordinary actions. Also, Maryland law permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to adopt new bylaws.

Business Combinations

Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10 percent or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10 percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, a board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	eighty percent of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single class.

These supermajority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute provides various exemptions from its provisions, including for business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has not opted out of the business combination provisions of the MGCL, and consequently, the five-year prohibition and the supermajority vote requirements will apply to business combinations between us and any interested stockholder. In connection with the REIT Conversion Merger, our board of directors exempted all holders of common stock who beneficially owned, directly or indirectly, 10 percent or more of our common stock immediately following the REIT Conversion Merger unless and until such holders acquire any additional shares of common stock. The five-year moratorium and supermajority vote requirements will not apply to business combinations between us and any such exempted holder unless such holder acquires any additional shares of common stock.

We are subject to the business combination provisions described above. However, our board of directors may elect to opt out of the business combination provisions at any time.

Control Share Acquisitions

Maryland law provides that issued and outstanding control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to, directly or indirectly, exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction or waiver of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the special meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain conditions and limitations, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision that will exempt from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or by a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•

a requirement that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining directors in office and such director shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualified, and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to our charter, we have elected to be subject to the provision of Subtitle 8 that requires that vacancies on the board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our bylaws unrelated to Subtitle 8, we already (1) vest in the board of directors the exclusive power to fix the number of directors and (2) require, unless called by our chairman, chief executive officer, president or the board of directors, the request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of stockholders.

Special Meetings of the Stockholders

Each of our chairman, chief executive officer, president and board of directors has the power to call a special meeting of the stockholders. A special meeting of the stockholders to act on any matter that may properly be brought before a meeting of stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. The secretary will be required to inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including its proxy materials), and the requesting stockholder will be required to pay such estimated cost to the secretary prior to the preparation and mailing of any notice for such special meeting.

Advance Notice of Director Nomination and New Business

Our charter and bylaws provide that, at any annual meeting of stockholders, nominations of individuals for election to the board of directors and proposals of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors, or (iii) by a stockholder who was a stockholder of record at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting in the election of directors or on such other proposed business and who has complied with the advance notice procedures of our bylaws. The stockholder generally must provide notice to the secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of directors at the preceding year’s annual meeting.

Only the business specified in our notice of meeting may be brought before any special meeting of stockholders. Our bylaws provide that nominations of individuals for election to our board of directors at a special meeting of stockholders may be made only (i) by or at the direction of our board of directors or (ii) provided that the special meeting has been called for the purpose of electing directors, by any stockholder of record at the time of provision of the notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws. Such stockholder will be entitled to nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice, containing the information required by our bylaws, is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (i) the 90th day prior to such special meeting or (ii) the tenth day following the day on which public announcement is first made of the date of the special predecessor in any of the capacities described above and any employee or agent of ours or our predecessor’s.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting stockholder meetings.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

The restrictions on transfer and ownership of our stock will prohibit any person from acquiring more than 9.9% of outstanding common stock or more than 9.9% of outstanding stock without prior approval of our board of directors. The business combination statute may discourage others from trying to acquire more than 10% of our stock without the advance approval of our board of directors, and may substantially delay or increase the difficulty of consummating any transaction with or change in control of us. Because our board of directors can approve exceptions to the transfer and ownership limits and exempt transactions from the business combination statute, the transfer and ownership limits and the business combination statute will not interfere with a merger or other business combination approved by our board of directors. The power of our board of directors to classify and reclassify unissued common stock or preferred stock, and authorize us to issue classified or reclassified shares, also could have the effect of delaying, deferring or preventing a change in control or other transaction.

These provisions, along with other provisions of the MGCL and our charter and bylaws discussed above, including provisions relating to the removal of directors and the filling of vacancies, the supermajority vote that will be required to amend certain provisions of our charter, the advance notice provisions and the procedures that stockholders will be required to follow to request a special meeting, alone or in combination, could have the effect of delaying, deferring or preventing a proxy contest, tender offer, merger or other change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders, and could increase the difficulty of consummating any offer.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Shares of our common stock are listed on the NASDAQ Global Select Market under the symbol “SBRA.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue any senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue any subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summary of material provisions of the senior notes, the subordinated notes and the indentures is subject to, and qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date(s);

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	issue guarantees;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of or sell assets of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants, including restrictive covenants, provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities similar to the debt securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal or, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indentures; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, omission, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities;

•

to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•	to add any additional events of default;

•

to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in an indenture, to establish the form of any certifications required to be furnished pursuant to an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•

to make any other provisions with respect to matters or questions arising under an indenture, provided that such action shall not adversely affect the interests of holders or any related coupons in any material respect; provided further, that any change to an indenture to conform it to this prospectus or the applicable prospectus supplement shall be deemed not to adversely affect the interests of holders in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	changing the stated fixed maturity of, or any payment date of any installment of interest on, the debt securities;

•	reducing the principal amount, reducing the rate of interest on, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Defeasance and Discharge

The indentures provide that we may elect, with respect to the debt securities of any series to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities) on the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the indenture and such debt securities.

Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (who may be counsel to us) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must be based on a change in applicable U.S. federal income tax law after the date of the indenture or a ruling published by the U.S. Internal Revenue Service after the date of the indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. If so specified with respect to the debt securities of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of warrants that we may offer under this prospectus. While the terms we have summarized below will generally apply to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. We may issue warrants independently of or together with shares of our common stock, shares of our preferred stock or debt securities offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, shares of common stock, shares of preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants.

The following summary of material provisions of the warrant agreements and warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and the warrant certificates applicable to the particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreement and warrant certificates that contain the terms of the warrants.

General

The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

•	the offering price;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

•	the number of warrants being offered;

•	the date, if any, after which the warrants and the underlying securities will be transferable separately;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire (the “Expiration Date”);

•	the number of warrants outstanding, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase shares of common stock or preferred stock will not have any rights of holders of shares of common stock or preferred stock, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the Expiration Date (which may be extended by us), unexercised warrants will become void.

Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five business days of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders.

DESCRIPTION OF RIGHTS

We may issue rights for the purchase of shares of our common stock, shares of our preferred stock or debt securities. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which the right expires;

•	the number of rights outstanding, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for U.S. dollars only and will be in registered form only.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to the units will describe the terms of any units we issue, including as applicable:

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that a U.S. holder (as defined below) or a non-U.S. holder (as defined below) may consider relevant in connection with the purchase, ownership and disposition of our common stock. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to holders of shares of our common stock. The summary is based on the Code, final, temporary and proposed U.S. Treasury regulations, administrative rulings and court decisions in effect as of the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect. Any such change could alter the U.S. federal income tax consequences described herein. No ruling has been sought from the IRS and there can be no assurance that the IRS will not challenge any of the U.S. federal income tax consequences described herein. Moreover, the statements in this prospectus, and the opinion of counsel described below, are not binding on the IRS or a court and do not preclude the IRS from asserting, or a court from sustaining, a contrary result.

For purposes of this summary, the term “U.S. holder” means a holder of shares of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States or any state thereof (or the District of Columbia);

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

This summary only addresses U.S. federal income tax consequences to holders of shares of our common stock that hold such shares as a capital asset within the meaning of Section 1221 of the Code. The statements in this summary are not intended to be, and should not be construed as, tax advice. Further, this summary does not address all aspects of U.S. federal income taxation that may be relevant to such holder in light of such holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax laws (including, for example, banks or other financial institutions, insurance companies, REITs or regulated investment companies, broker-dealers, dealers in securities or currencies, traders in securities or other persons that have elected to use a mark-to-market method of accounting, tax-exempt entities including governmental authorities (both U.S. and non-U.S.), a non-U.S. holder that owns or has owned actually or constructively more than 5% of our common stock, persons that hold shares through a non-financial foreign entity, persons that hold shares through a foreign financial institution, holders whose functional currency is not the U.S. dollar, holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, holders who hold their shares in an individual retirement or other tax-deferred account, holders subject to the alternative minimum tax provisions of the Code, U.S. expatriates, persons who hold shares on behalf of another person as nominee, trusts and estates, persons holding a 10% or more (by vote or value) beneficial interest in our stock (except to the extent discussed herein), holders who hold their shares as part of a hedge, straddle, integration, constructive sale, conversion, “synthetic security,” or other risk reduction transaction or integrated investment, S corporations, partnerships or other pass-through entities (or investors in S corporations, partnerships or other pass-through entities) and persons otherwise subject to special tax treatment under the Code). In addition, no information is provided herein with respect to the tax consequences resulting from the newly enacted Medicare tax on investment income, applicable state, local or non-U.S. tax laws or U.S. federal laws other than those pertaining to the U.S. federal income tax (except to the extent discussed below).

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A stockholder that is a partner in a partnership and partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS DESCRIBED BELOW ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP, AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, NON-U.S. AND OTHER TAX LAWS AND REGARDING ANY POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

General

Prior to 2011, we were taxed as a corporation under Subchapter C of the Code. We intend to qualify and elect to be treated as a REIT under Sections 856 through 860 of the Code and the applicable U.S. Treasury regulations, which contain the requirements for qualifying as a REIT, which we refer to in this prospectus as the REIT Requirements, commencing with our taxable year beginning on January 1, 2011. We believe that, commencing with our taxable year beginning on January 1, 2011, we will be owned and organized and will operate in such a manner as to qualify for taxation as a REIT for U.S. federal income tax purposes. We intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified.

The REIT Requirements are technical and complex. The following discussion sets forth only certain material aspects of those requirements. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

In connection with this offering, Fried Frank has rendered an opinion that, based on our current and proposed methods of organization and operation, we are organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code commencing with our taxable year beginning on January 1, 2011. It must be emphasized that the Fried Frank opinion is based and conditioned upon certain assumptions and representations relating to our organization and operation and is conditioned upon certain representations made by us as to certain matters (including representations concerning our income and properties and the past, present, and future conduct of our business operations as set forth in this prospectus and one or more certificates provided by our officers). The Fried Frank opinion is expressed as of the date thereof and Fried Frank has no obligation to advise us of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. The Fried Frank opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the U.S. Department of the Treasury in regulations or rulings issued in the future. The Fried Frank opinion is not binding on the IRS or any court and is not a guarantee that the IRS will not assert a contrary position or that a court will not sustain a position asserted by the IRS. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, certain requirements relating to distributions to stockholders and diversity of stock ownership, and various other qualification tests imposed under the REIT Requirements which are discussed below. Satisfaction of these tests as both an initial and ongoing matter is more complicated in the case of a REIT, such as our company, which owns properties leased to an entity with which it was historically related and has common stockholders and directors. Fried Frank has not undertaken to review our compliance with these requirements on a continuing basis. No assurance can be given that the actual results of our operations, the sources of our income, the nature of our assets, our distributions to stockholders and the diversity of our share ownership for any given taxable year will satisfy such requirements. See “—Failure to Qualify as a REIT.”

If we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income taxes on that portion of our ordinary income or capital gain that is currently distributed to stockholders, subject to certain exceptions discussed below. We expect that such treatment would substantially eliminate the U.S. federal “double taxation” on earnings (at the corporate and the stockholder levels) that generally results from investment in a corporation.

If we remain qualified as a REIT, we will nonetheless be subject to U.S. federal income or excise tax in certain circumstances, which include, but are not limited to, the following:

•	We will be taxed at regular corporate income tax rates on any undistributed REIT taxable income, including undistributed net capital gains;

•	Under certain circumstances, we may be subject to the “alternative minimum tax” on certain of our tax preference items, if any;

•

If we have (i) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying net income from foreclosure property, we will be subject to tax at the highest corporate tax rate on such income;

•

If we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than sales of foreclosure property and sales that qualify for a statutory safe harbor), such income will be subject to a 100% tax;

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test (which are discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% or the 95% test;

•

Similarly, if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless qualify as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty. The amount of the penalty will be at least $50,000 per failure, and, in the case of certain asset test failures, will be equal to the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure;

•

If we should fail to distribute, or fail to be treated as having distributed, with respect to each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year (other than capital gain income we elect to retain and pay tax on) and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed;

•	If we should receive rents, whether from New Sun or otherwise, deemed not to be fair market value rents or if we misvalue our assets, we may be liable for valuation penalties;

•	We will be subject to a 100% tax on transactions with our taxable REIT subsidiaries if such transactions are not at arm’s length; and

•

We own appreciated assets that we held before electing to be treated as a REIT. Under the “Built-In-Gain Rules,” if such appreciated assets are disposed of in a gain recognition transaction within the 10-year period following our qualification as a REIT, we will generally be subject to tax at the highest corporate income tax rate on that gain to the extent of the built-in gain in those assets at the time we became a REIT. The total amount of gain on which we can be taxed under the Built-In-Gain Rules is limited to our net built-in gain at the time we became a REIT, i.e., the excess of the aggregate fair market value of our assets at the time we became a REIT over the adjusted tax bases of those assets at that time. In certain circumstances, we may also be subject to tax on the disposition of any appreciated assets that we acquire from a taxable corporation in a transaction in which any gain on the transfer is not fully recognized. Because we were a C corporation prior to 2011 and owned substantial assets before the effective date of our election to be taxed as a REIT, the Built-In Gain Rules could limit our operational flexibility or otherwise reduce the benefits of taxation as a REIT.

No assurance can be given that the amount of such U.S. federal income tax will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes, real property transfer taxes, and state, local and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

As indicated above, to qualify as a REIT, a corporation must elect to be so treated and must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests and (d) distribution requirements. Our ability to satisfy the asset tests will depend upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination. Our compliance with the REIT income and quarterly asset requirements will also depend upon our ability to successfully manage the composition of our income and assets on an ongoing basis.

Organizational Requirements

The Code defines a REIT as a corporation, trust, or association that makes a REIT election with its tax return and:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation, but for the REIT Requirements;

•	that is not a bank, an insurance company or certain other specified types of financial institutions;

•	the beneficial ownership of which is held by 100 or more persons;

•

not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year; and

•	that meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that the conditions described in the first four bullets above, inclusive, must be met during the entire taxable year and that the condition described in the fifth bullet above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The conditions described in the fifth and sixth bullets above will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of the condition described in the sixth bullet above, certain tax-exempt entities are generally treated as individuals, and the beneficiaries of a pension trust that qualifies under Section 401(a) of the Code and that holds shares of a REIT will be treated as holding shares of the REIT in proportion to their actuarial interests in the pension trust. In addition, if a REIT fails to satisfy the condition described in the sixth bullet above for any taxable year, the REIT will nonetheless be deemed to have satisfied the condition if it complied with U.S. Treasury regulations requiring the maintenance of records to ascertain ownership and did not know (and would not have known using reasonable diligence) that it was closely held for the year. We believe that we will have sufficient diversity of ownership to satisfy the conditions in the fifth and sixth bullets above. In addition, our charter restricts the transfer and ownership of our stock so that we should continue to satisfy these conditions. The provisions of our charter that restrict the transfer and ownership of our stock are described in “Description of Capital Stock—Restrictions on Transfer and Ownership of Stock.”

In addition, beginning in 2012, we intend to request on an annual basis from certain stockholders, and those stockholders will be required to provide, information relating to the number of shares actually or constructively owned by the stockholder. Ownership for purposes of conditions described in the fifth and sixth bullet above is defined using certain constructive ownership rules. As a result, the acquisition of less than 9.9% of our stock by an individual or entity may cause that individual or entity constructively to own more than 9.9% of such stock, thereby triggering the transfer restrictions described in “Description of Capital Stock—Restrictions on Transfer and Ownership of Stock.”

Effect of Subsidiary Entities

Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of such partnership and as earning its allocable share of the gross income of such partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by such partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in such partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. The Operating Partnership currently is a disregarded entity because we own 100% of the interests in it, directly or through other disregarded entities. If we admit other limited partners, the Operating Partnership will be treated as a partnership for U.S. federal income tax purposes and, consequently, the Operating Partnership’s assets and operations may affect our ability to qualify as a REIT.

Qualified REIT Subsidiaries. A corporation that is a qualified REIT subsidiary, or QRS, is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a QRS are treated as assets, liabilities and items of income, deduction and credit of the parent REIT. A QRS is a corporation, other than a TRS (as defined below), all of the stock of which is owned by the parent REIT. Thus, in applying the requirements described herein, any QRS that we own will be ignored for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. To the extent that a domestic TRS is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid to us by our domestic TRSs, then the dividends we pay to our stockholders who are taxed at individual rates, up to the amount of dividends we receive from our domestic TRSs, will generally be eligible to be taxed at the reduced 15% rate applicable to qualified dividend income through 2012. See “—Taxation of U.S. Holders of Our Common Stock.”

The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns securities possessing more than 35% of the total voting power or total value of the outstanding securities of such corporation will automatically be treated as a TRS. We are not treated as holding the assets of a TRS or as receiving any income that the subsidiary earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT Requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A domestic TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS may provide rights to any brand name under which any health care facility or lodging facility is operated if such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a health care facility or lodging facility and held by the TRS as a franchisee, licensee, or in a similar capacity, and such health care facility or lodging facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a “qualified health care property” or “qualified lodging facility” outside of the United States will not be considered to operate or manage a “qualified health care property” or “qualified lodging facility,” as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. Rent that we receive from any TRS lessee will qualify as “rents from real property” as long as the property is a “qualified health care property” and is operated on behalf of a TRS lessee by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” for any person unrelated to us and a TRS lessee (an “eligible independent contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility.

Non-REIT Earnings and Profits

In order to qualify as a REIT, we cannot have at the end of any taxable year any earnings and profits that were accumulated in any taxable year in which the REIT provisions did not apply to us (which we refer to in this prospectus as pre-REIT E&P). We believe that we do not have any pre-REIT E&P. The calculation of our pre-REIT E&P, however, is a complex factual and legal determination. We may have had less than complete information at the time we undertook our analysis or may interpret the applicable law (including the law relating to the characterization of the Separation) differently than the IRS. There can be no assurances that the IRS will agree with our determination of our pre-REIT E&P, and there are uncertainties regarding the amount of such pre-REIT E&P. These uncertainties include the possibility that the IRS could, upon audit, increase our taxable income for one or more periods ending on or prior to December 31, 2010, which could create pre-REIT E&P. If the IRS subsequently were to determine that our predecessor did have earnings and profits and we had not distributed such earnings and profits by the end of December 31, 2011, we and our stockholders could be subject to adverse tax consequences.

Gross Income Tests

In order to maintain qualification as a REIT, we must annually satisfy the following two gross income requirements:

•

At least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (such as interest on obligations secured by mortgages on real property, certain “rents from real property” or gain on the sale or exchange of such property and certain fees with respect to agreements to make or acquire mortgage loans), from certain types of temporary investments or certain other types of gross income; and

•

At least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments as aforesaid and from dividends, interest, and gain from the sale or other disposition of stock or securities and certain other types of gross income (or from any combination of the foregoing).

In order to qualify as a REIT, the rental income received by us must constitute “rents from real property.” Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales;

•

Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rents, other than a TRS. If the tenant is a TRS, such TRS may not directly or indirectly operate or manage the related property. Instead, the property must, among other requirements, be operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating qualified health care properties for any person unrelated to us and the TRS;

•

Third, if rent attributable to personal property (including furniture, fixtures and equipment which we will be leasing to New Sun and other tenants) leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as “rents from real property.” However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as “rents from real property.” We do not intend to derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under such lease). There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status; and

•

Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. Charges for such customarily rendered services will qualify as “rents from real property.” If we provide services to a tenant that are other than those usually or customarily provided in connection with the rental of space for occupancy only, amounts received or accrued by us for any such services will not be treated as “rents from real property” for purposes of the REIT gross income tests but will not cause other amounts received with respect to the property to fail to be treated as “rents from real property” unless the amounts treated as received in respect of such services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by us during the taxable year with respect to such property. If the 1% threshold is exceeded, then all amounts received or accrued by us with respect to the property will not qualify as “rents from real property,” even if the impermissible services are provided to some, but not all, of the tenants of the property. Furthermore, we may own up to 100% of the stock of one or more TRSs which may, except in certain circumstances, provide customary and noncustomary services to our tenants without tainting our rental income for the related properties. We do not intend to perform noncustomary services, other than through independent contractors or TRSs.

The rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT only if the conditions described in the four bullets above are met. For example, rents received or accrued by us from New Sun will not qualify as “rents from real property” if we are treated, either directly or under the applicable attribution rules, as owning 10% or more of New Sun common stock. We will be treated as owning, under the applicable attribution rules, 10% or more of New Sun common stock at any time that a holder owns, directly or under the applicable attribution rules, (a) 10% or more of our common stock and (b) 10% or more of New Sun common stock. In order for the rents received or accrued by us from New Sun to be treated as qualifying rents for purposes of the REIT gross income requirements, the provisions of our charter restrict the transfer and ownership of our common stock. The provisions of our charter that restrict the transfer and ownership of our common stock are described in “Description of Capital Stock—Restrictions on Transfer and Ownership of Stock.” Nevertheless, there can be no assurance that such restrictions will be effective in ensuring that we will not be treated as related to New Sun or any other tenant of ours.

In addition, in order for rent paid pursuant to leases to qualify as “rents from real property,” all of the lease agreements we have entered into or assumed (as well as any other leases we enter into or assume) must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures, loans or some other type of arrangement. The determination of whether such lease agreements are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was simply required to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gains (e.g., appreciation) with respect to the property. In addition, U.S. federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case. If any of the lease agreements we have entered into or assumed are recharacterized as service contracts, joint ventures, loans or some other type of arrangement, rather than true leases, part or all of the payments that we receive under any such lease agreements would not be considered rent or would not otherwise satisfy the various requirements for qualification as “rents from real property.” In the event that the lease agreements entered into with New Sun are not characterized as true leases, we likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose our REIT status. In addition, if the payments under the lease agreements entered into with New Sun do not represent fair market value rentals and the IRS determines that we and New Sun are under common control, the IRS may reallocate income between us and New Sun. The reallocation could cause us or New Sun to be subject to valuation penalties. We believe that the payments under such lease agreements will represent fair market rentals. Investors should be aware that there are no controlling U.S. Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as the lease agreements we entered into with New Sun that discuss whether such lease agreements constitute true leases for U.S. federal income tax purposes.

Relief Provisions for Failing the 75% or 95% Gross Income Tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if certain relief provisions of the Code apply. These relief provisions will generally apply if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. Under certain circumstances, we may prefer not to have the relief provisions apply. If these relief provisions are inapplicable to a particular set of circumstances involving us, we might not qualify as a REIT. As discussed above under “—Taxation of Our Company—General,” even where these relief provisions apply, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following four tests relating to the nature of our assets:

•

At least 75% of the value of our total assets must be represented by real estate assets (including stock or debt instruments that do not otherwise qualify as real estate assets and that are not held for more than one year that were purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of ours), cash, cash items, and government securities;

•	Not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

•

Of the investments included in the 25% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets, and we may not own more than 10% of any one issuer’s outstanding voting securities or more than 10% of the value of any one issuer’s outstanding securities; and

•	Not more than 25% of our total assets may be represented by securities of one or more TRSs.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values.

Relief Provisions for Failing the Asset Tests. If we fail to satisfy the asset tests at the end of a quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet above and the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests, and intend to take such action within 30 days after the close of any quarter as may be required to cure any noncompliance but no assurance can be given that such asset tests will be met.

If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the IRS a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

In order to be treated as a REIT, we are required to distribute dividends (other than capital gains dividends) to our stockholders in an amount at least equal to:

(A)	the sum of

(i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain), and

(ii) 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property,

minus

(B)	the sum of certain items of noncash income.

Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely U.S. federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to owners of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement. If we dispose of any asset that is subject to the Built-In Gain Rules during the applicable 10-year period, we may be required to distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of the asset.

To the extent that we do not distribute (or are not treated as having distributed) all of our net capital gain or distribute (or are treated as having distributed) at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. “REIT taxable income” is the taxable income of a REIT, which generally is computed in the same fashion as the taxable income of any corporation, except that (i) certain deductions are not available, such as the deduction for dividends received, (ii) a REIT may deduct dividends paid (or deemed paid) during the taxable year, (iii) net capital gains and losses are excluded, and (iv) certain other adjustments are made. We may elect to retain rather than distribute our net long-term capital gains while treating the capital gain as if distributed. The effect of such an election is that (i) we are required to pay the tax on such gains, (ii) U.S. holders, while required to include their proportionate share of the undistributed long-term capital gain in income, will receive a credit or refund for their share of the tax paid by us, and (iii) the basis of a U.S. holder’s stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax paid by us) included in the U.S. holder’s long-term capital gains. If we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year (other than capital gain income which we elect to retain and pay tax on), and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. We intend to make timely distributions sufficient to satisfy the annual distribution requirement. It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in calculating our taxable income.

In the event that such an insufficiency occurs, in order to meet the 90% distribution requirement and maintain our status as a REIT, we may have to sell assets at unfavorable prices, borrow at unfavorable terms, pay taxable stock dividends, or pursue other strategies. We do not currently intend to pay taxable stock dividends. However, if for any taxable year, we have significant amounts of taxable income in excess of available cash flow, we may have to declare dividends in-kind. Pursuant to IRS Revenue Procedure 2010-12, the IRS has indicated that it will treat distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirements and qualify for the dividends paid deduction for U.S. federal income tax purposes. In order to qualify for such treatment, IRS Revenue Procedure 2010-12 requires that at least 10% of the total distribution be payable in cash and that each stockholder have a right to elect to receive its entire distribution in cash. If too many stockholders elect to receive cash, each stockholder electing to receive cash would receive a proportionate share of the cash to be distributed (although no stockholder electing to receive cash may receive less than 10% of such stockholder’s distribution in cash). IRS Revenue Procedure 2010-12 applies to distributions declared on or before December 31, 2012 with respect to taxable years ending on or before December 31, 2011. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable dividends payable in cash and/or stock, including on a retroactive basis, or assert that the requirements for such taxable dividends have not been met.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Statutory Relief

If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure was due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each such failure.

Failure to Qualify as a REIT

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at corporate tax rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us and they will not be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates might be eligible for the reduced U.S. federal income tax rate of 15% through 2012 on such dividends. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost, and will not be permitted to requalify unless we distribute any earnings and profits attributable to the period when we failed to qualify. In addition, we may be subject to tax on any built-in gains on property held during the period during which we did not qualify if we sell such property within 10 years of requalification, but only to the extent of our net built-in gain at the time of requalification. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Taxation of U.S. Holders of Our Common Stock

REIT Distributions

Distributions Generally. As long as we qualify as a REIT, distributions by us to a U.S. holder out of our current and accumulated earnings and profits (and not designated as capital gains dividends) will be taken into account by such U.S. holder as ordinary income. Dividends paid by us to a corporate U.S. holder will not be eligible for the dividends-received deduction for corporations. In addition, dividends paid by a REIT to a U.S. holder taxed at individual rates generally will not qualify for the 15% U.S. federal income tax rate for “qualified dividend income.” The maximum U.S. federal income tax rate for qualified dividend income received by U.S. holders taxed at individual rates is 15% through 2012. The maximum U.S. federal income tax rate on qualified dividend income is lower than the maximum

U.S. federal income tax rate on ordinary income, which is currently 35%. Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher U.S. federal income tax rate applicable to ordinary income. However, the 15% U.S. federal income tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (i) attributable to dividends received by us from non-REIT U.S. corporations, such as a domestic TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced U.S. federal income tax rate on qualified dividend income, a U.S. holder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

A distribution in excess of current and accumulated earnings and profits will first be treated as a tax-free return of capital, reducing the tax basis in the U.S. holder’s common stock, and a distribution in excess of the U.S. holder’s tax basis in its common stock will be a taxable gain realized from the sale of such shares. Dividends declared by us in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed under “—Taxation of Our Company—General” and “—Taxation of Our Company—Annual Distribution Requirements” above. As a result, stockholders may be required to treat as taxable dividends certain distributions that would otherwise result in tax-free returns of capital. Moreover, any “deficiency dividend” will be treated as a “dividend” (an ordinary dividend or a capital gain dividend, as the case may be), regardless of our earnings and profits.

Capital Gain Distributions. Distributions that are designated by us as capital gain dividends will be treated as long-term capital gain (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income, pursuant to Section 291(d) of the Code. If we elect to retain capital gains rather than distribute them, a U.S. holder will be deemed to receive a capital gain dividend equal to the amount of such retained capital gains. In such a case, a U.S. holder will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the U.S. holder.

To the extent that we have available net operating losses and capital losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements described under “—Taxation of Our Company—Annual Distribution Requirements” above. Such losses, however, are not passed through to a stockholder of our common stock and do not offset such stockholder’s income from other sources, nor would they affect the character of any distributions that a stockholder receives from us.

Dispositions of Our Common Stock

In general, a U.S. holder will realize gain or loss upon the sale, redemption, or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property received and the amount of cash received in such disposition, and the U.S. holder’s adjusted tax basis in our common stock at the time of the disposition. In general, a U.S. holder’s tax basis will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder, less tax deemed paid on it, and reduced by returns of capital. Gain from the sale or disposition of our common stock held for more than one year will generally be long-term capital gain. Capital losses recognized by a U.S. holder upon the disposition of shares of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. holder but not ordinary income, except in the case of individuals, who may offset up to $3,000 of ordinary income each year. In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. holder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the U.S. holder as long-term capital gain.

If a U.S. holder recognizes a loss upon a disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, there are significant penalties for failure to comply with these requirements. Each prospective holder of our common stock should consult its tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, holders should be aware that we and other participants in the transactions involving us (including our advisors) may be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest

Distributions made by us and gain arising from the sale or exchange by a U.S. holder of shares of our common stock will not be treated as passive activity income. As a result, U.S. holders will not be able to apply any “passive losses” against income or gain relating to shares of our common stock. Distributions made by us, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Information Reporting and Backup Withholding Tax

We will report to a U.S. holder and the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder of our common stock may be subject to backup withholding (currently at a maximum rate of 28%, but currently scheduled to increase to 31% in 2013) with respect to distributions unless such U.S. holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•

provides an accurate taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against a U.S. holder’s income tax liability, provided that proper information is timely provided to the IRS.

U.S. holders should consult their own tax advisors with respect to the U.S. federal, state and local and non-U.S. tax consequences to them of an investment in our common stock, including applicable tax rates, and the effect of any possible changes in the tax laws.

Taxation of Non-U.S. Holders of Our Common Stock

The rules governing U.S. federal income taxation of holders of shares of our common stock that are not U.S. holders or partnerships for U.S. federal income tax purposes and that are not subject to U.S. federal income tax on a net income basis and that neither own nor have owned actually or constructively more than 5% of our common stock, which we call “non-U.S. holders,” are complex. The following discussion is only a limited summary of these rules.

Prospective non-U.S. holders should consult with their own tax advisors with respect to the U.S. federal, state and local and non-U.S. tax consequences to them of an investment in our common stock, including any reporting requirements.

REIT Distributions

Ordinary Dividends. Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests, or USRPIs, as discussed below, and other than distributions designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. A U.S. withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. holders, unless an applicable tax treaty reduces that tax. However, if income from a non-U.S. holder’s investment in our common stock is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or attributable to a permanent establishment that the non-U.S. holder maintains in the United States if required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis, U.S. federal income tax at graduated rates will generally apply to the non-U.S. holder in the same manner as U.S. holders are taxed with respect to dividends, and the 30% U.S. branch profits tax may also apply if the non-U.S. holder is a foreign corporation. We expect to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of USRPIs and capital gain dividends, paid to a non-U.S. holder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with us or the appropriate withholding agent or (b) the non-U.S. holder files an IRS Form W-8 ECI or a successor form with us or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and in either case other applicable requirements were met.

Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a USRPI, will not be taxable to a non-U.S. holder to the extent that they do not exceed the non-U.S. holder’s adjusted tax basis in its common stock. Distributions of this kind will instead reduce the non-U.S. holder’s adjusted tax basis in its common stock. To the extent that distributions of this kind exceed a non-U.S. holder’s adjusted tax basis in its common stock, they will give rise to tax liability if the non-U.S. holder otherwise would have to pay U.S. federal tax on any gain from the sale or disposition of its common stock, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, we will withhold U.S. tax at the rate of 30% on the distribution. However, the non-U.S. holder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends. Assuming that our common stock is regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to gain on our sale of USRPIs will be treated as ordinary dividends rather than as gain from the sale of a USRPI. As a result, non-U.S. holders generally will be subject to U.S. withholding tax on such capital gain distributions in the same manner as they are subject to U.S. withholding tax on ordinary dividends as described above in “—Ordinary Dividends.”

Distributions that are not described in the preceding paragraph that are attributable to gain from sales by us of USRPIs will be taxed to a non-U.S. holder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA. Under FIRPTA, these distributions are taxed to a non-U.S. holder as if the gain were effectively connected with a U.S. trade or business. Non-U.S. holders would thus be taxed on such a distribution at the normal U.S. federal rates applicable to U.S. holders. A non-U.S. corporate holder not entitled to treaty relief or exemption also might be subject to a 30% U.S. branch profits tax on such a distribution. The applicable withholding agent would be required to withhold 35% of any such distribution that we could designate as a capital gain dividend. A non-U.S. holder generally may credit the amount withheld as set forth in this paragraph against its U.S. federal tax liability.

Dispositions of Our Common Stock

Assuming that our common stock is regularly traded on an established securities market, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our common stock. If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. holder would be taxed on that gain for U.S. federal income tax purposes in the same manner as a U.S. holder.

Furthermore, a non-U.S. holder generally will incur U.S. federal tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or

•

the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. holder will incur a U.S. federal tax of 30% on his or her net capital gains.

Information Reporting and Backup Withholding Tax

Dividends paid to a non-U.S. holder may be subject to U.S. information reporting and backup withholding. A non-U.S. holder will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or otherwise meets documentary evidence requirements for establishing its status as a non-U.S. holder or otherwise establishes an exemption.

The gross proceeds from the disposition of our common stock may be subject to U.S. information reporting and backup withholding. If a non-U.S. holder sells our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to the non-U.S. holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if a non-U.S. holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the non-U.S. holder is not a United States person and certain other conditions are met or the non-U.S. holder otherwise establishes an exemption.

If a non-U.S. holder receives payments of the proceeds of a sale of our common stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless the non-U.S. holder provides a properly executed IRS Form W-8BEN certifying that the non-U.S. holder is not a “United States person” or the non-U.S. holder otherwise establishes an exemption.

A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the non-U.S. holder’s U.S. federal income tax liability by timely filing a refund claim with the IRS.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to sunset provisions. These sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum U.S. federal income tax rate of 15% for qualified dividend income received by U.S. holders taxed at individual rates and certain other tax rate provisions described herein. Prospective stockholders are urged to consult their own tax advisors regarding the effect of sunset provisions on an investment in our common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, or in what form, any proposals affecting REITs or their stockholders will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

PLAN OF DISTRIBUTION

We may sell the securities under this prospectus in one or more of the following ways (or in any combination) from time to time:

•	to or through one or more underwriters or dealers;

•	in short or long transactions;

•	directly to investors;

•	through agents; or

•	through a combination of these methods.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in privately negotiated transactions;

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

As applicable, we and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities by us, including:

•	the names of any underwriters, dealers or agents;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the public offering price; and

•	the securities exchanges on which such securities may be listed, if any.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment). We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers. If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell the securities through agents from time to time. When we sell securities through agents, the prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities. In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales. We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

At-the-Market Offerings. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Trading Market and Listing of Securities. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Select Market. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

Certain legal matters regarding the validity of the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP and by Venable LLP with respect to matters of Maryland law, and certain U.S. federal income tax matters will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the registration and sale of the securities are as follows, all of which will be borne by us:

SEC registration fee	$57,300
Printing and duplicating expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Listing fees	(1)
Transfer agent of trustee fees	(1)
Miscellaneous	(1)

Total	(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Maryland law permits a Maryland corporation to include in its charter a provision that limits the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty which is established by a final judgment and is material to the cause of action. Our charter contains a provision that will limit, to the maximum extent permitted by Maryland statutory or decisional law, the liability of our directors and officers to us and our stockholders for money damages.

Maryland law requires a Maryland corporation (unless otherwise provided in its charter, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in that capacity unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, will be limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter and bylaws require, to the maximum extent permitted by Maryland law, that we indemnify and pay or reimburse the reasonable expenses in advance of the final disposition of a proceeding of (a) any present or former director or officer and (b) any individual who, while a director or officer and, at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her service in any of the foregoing capacities. Our charter and bylaws also permits us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and any employee or agent of ours or our predecessor’s.

We have entered into indemnification agreements with each of our executive officers and directors providing for the indemnification of, and advancement of expenses to, each such person in connection with claims, suits or proceedings arising as a result of such person’s service as an officer or director of our company. We also maintain insurance on behalf of our directors and officers, insuring them against liabilities that they may incur in such capacities or arising from this status.

ITEM 16. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated by reference herein).

2.1	Agreement and Plan of Merger, dated as of September 23, 2010, by and between Sun Healthcare Group, Inc. and Sabra Health Care REIT, Inc. (incorporated by reference to Annex A to the proxy statement/prospectus included in Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-167040) filed by Sabra Health Care REIT, Inc. on September 28, 2010).

2.2	Distribution Agreement, dated November 4, 2010, by and among Sun Healthcare Group, Inc., Sabra Health Care REIT, Inc. and SHG Services, Inc. (which has been renamed Sun Healthcare Group, Inc.) (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on November 5, 2010).†

2.3	Purchase and Sale Agreement and Joint Escrow Instructions, dated March 30, 2011, by and between Sabra Health Care REIT, Inc. and CP Sunnyvale Property, Ltd. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on May 5, 2011).

2.4	Purchase and Sale Agreement and Joint Escrow Instructions, dated July 8, 2011, by and between Peninsula Healthcare Services, LLC; Broadmeadow Investment LLC; Capitol Nursing & Rehabilitation Center, L.L.C.; and Pike Creek Healthcare Services LLC, and Sabra Health Care REIT, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on July 11, 2011).

4.1	Articles of Amendment and Restatement of Sabra Health Care REIT, Inc., dated October 20, 2010, filed with the State Department of Assessments and Taxation of the State of Maryland on October 21, 2010 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on October 26, 2010).

4.2	Amended and Restated Bylaws of Sabra Health Care REIT, Inc. (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on October 26, 2010).

4.3	Form of Preferred Stock Certificate (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference).

4.4*	Form of Indenture for Senior Debt Securities.

4.5*	Form of Indenture for Subordinated Debt Securities.

4.6	Form of Note for Senior Debt Securities (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference).

4.7	Form of Note for Subordinated Debt Securities (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference).

4.8	Form of Warrant Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference).

4.9	Form of Unit Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference).

5.1*	Opinion of Venable LLP regarding certain matters concerning the validity of the securities being offered.

5.2*	Opinion of O’Melveny & Myers LLP regarding certain matters concerning the validity of the securities being offered.

8.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding certain tax matters.

12.1*	Statement regarding computation of ratios of earnings to fixed charges.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Venable LLP (included in Exhibit 5.1).

23.3*	Consent of O’Melveny & Myers LLP (included in Exhibit 5.2).

23.4*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 8.1).

24.1*	Power of Attorney.

25.1	Statement of Eligibility and Qualification of Trustee under the Senior Indenture under the Trust Indenture Act of 1939, as amended (to be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended).

25.2	Statement of Eligibility and Qualification of Trustee under the Subordinated Indenture under the Trust Indenture Act of 1939, as amended (to be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended).

*	Previously filed.

†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of any subscription period, to set forth the results of any subscription offer, any transactions by any underwriters during such subscription period, the amount of unsubscribed securities to be purchased by such underwriters, and the terms of any subsequent reoffering thereof. If any public offering by such underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on October 26, 2011.

SABRA HEALTH CARE REIT, INC.

By:	/S/ RICHARD K. MATROS
Richard K. Matros Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ RICHARD K. MATROS	Chairman, President and Chief	October 26, 2011
Richard K. Matros	Executive Officer (Principal Executive Officer)

/S/ HAROLD W. ANDREWS, JR.	Executive Vice President, Chief	October 26, 2011
Harold W. Andrews, Jr.	Financial Officer and Secretary (Principal Financial and Accounting Officer)

*	Director	October 26, 2011
Craig A. Barbarosh

*	Director	October 26, 2011
Robert A. Ettl

*	Director	October 26, 2011
Michael J. Foster

*	Director	October 26, 2011
Milton J. Walters

*By:	/s/ HAROLD W. ANDREWS, JR.
Harold W. Andrews, Jr., Attorney in Fact

S-1

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated by reference herein).

2.1	Agreement and Plan of Merger, dated as of September 23, 2010, by and between Sun Healthcare Group, Inc. and Sabra Health Care REIT, Inc. (incorporated by reference to Annex A to the proxy statement/prospectus included in Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-167040) filed by Sabra Health Care REIT, Inc. on September 28, 2010).

2.2	Distribution Agreement, dated November 4, 2010, by and among Sun Healthcare Group, Inc., Sabra Health Care REIT, Inc. and SHG Services, Inc. (which has been renamed Sun Healthcare Group, Inc.) (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on November 5, 2010).†

2.3	Purchase and Sale Agreement and Joint Escrow Instructions, dated March 30, 2011, by and between Sabra Health Care REIT, Inc. and CP Sunnyvale Property, Ltd. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on May 5, 2011).

2.4	Purchase and Sale Agreement and Joint Escrow Instructions, dated July 8, 2011, by and between Peninsula Healthcare Services, LLC; Broadmeadow Investment LLC; Capitol Nursing & Rehabilitation Center, L.L.C.; and Pike Creek Healthcare Services LLC, and Sabra Health Care REIT, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on July 11, 2011).

4.1	Articles of Amendment and Restatement of Sabra Health Care REIT, Inc., dated October 20, 2010, filed with the State Department of Assessments and Taxation of the State of Maryland on October 21, 2010 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on October 26, 2010).

4.2	Amended and Restated Bylaws of Sabra Health Care REIT, Inc. (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on October 26, 2010).

4.3	Form of Preferred Stock Certificate (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference).

4.4*	Form of Indenture for Senior Debt Securities.

4.5*	Form of Indenture for Subordinated Debt Securities.

4.6	Form of Note for Senior Debt Securities (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference).

4.7	Form of Note for Subordinated Debt Securities (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference).

4.8	Form of Warrant Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference).

4.9	Form of Unit Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference).

5.1*	Opinion of Venable LLP regarding certain matters concerning the validity of the securities being offered.

5.2*	Opinion of O’Melveny & Myers LLP regarding certain matters concerning the validity of the securities being offered.

8.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding certain tax matters.

12.1*	Statement regarding computation of ratios of earnings to fixed charges.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Venable LLP (included in Exhibit 5.1).

23.3*	Consent of O’Melveny & Myers LLP (included in Exhibit 5.2).

23.4*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 8.1).

24.1*	Power of Attorney.

25.1	Statement of Eligibility and Qualification of Trustee under the Senior Indenture under the Trust Indenture Act of 1939, as amended (to be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended).

25.2	Statement of Eligibility and Qualification of Trustee under the Subordinated Indenture under the Trust Indenture Act of 1939, as amended (to be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended).

*	Previously filed.

†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.